EXHIBIT 99.1

Contacts:
Clearant, Inc. Jon Garfield Chief Financial Officer (310) 479-4570	Lippert/Heilshorn & Associates Bruce Voss or Don Markley dmarkley@lhai.com (310) 691-7100
FOR IMMEDIATE RELEASE
CLEARANT REPORTS OPERATING PROGRESS AND
2005 FINANCIAL RESULTS
LOS ANGELES (March 16, 2006) – Clearant, Inc. (OTC BB: CLRI), developer of the patented CLEARANT PROCESS® for pathogen inactivation, today provided an update on the Company’s operating progress and reported financial results for the year ended December 31, 2005.
“During 2005 Clearant successfully transitioned from a research and development phase with primarily one-time revenue events, to a commercial phase with recurring service and license revenue opportunities,” said Alain Delongchamp, chief executive officer of Clearant. “Since 2004 more than 6,000 patients have received tissue allograft implants sterilized with the CLEARANT PROCESS, and we are focused on driving further acceptance in part owing to FDA’s Good Tissue Practices, positive response from orthopaedic surgeons and on identifying new opportunities and applications for our technology.”
Recent Operating Highlights
•	11 signed agreements, as of the date hereof, to license the CLEARANT PROCESS or use the Clearant Sterilization Service.

•	The U.S. Food and Drug Administration effected new regulations, known as current Good Tissue Practices (GTP), to prevent the transmission of bacteria and viruses. This regulation requires a validated process to make a sterility claim.

•	In 2005, Clearant completed the database enabling a tissue bank customer to support a claim of sterility for tissues under the GTPs.

•	In 2005, Clearant customers verified the ability to validate their use of the CLEARANT PROCESS to label their tissues sterile under the GTPs.

•	The Clearant Sterilization Service was initiated in the third quarter of 2005 to provide customers with access to the technology on an outsourced basis, with Clearant irradiating the products under CLEARANT PROCESS conditions. This outsourcing allows Clearant’s customers to better utilize internal resources, as well as benefit from economies of scale that Clearant can achieve.

2005 Financial Results
•	In November 2005 the company engaged Piper Jaffray & Co. and completed a secondary placement of common stock, providing gross proceeds of approximately $12 million.

•	As of December 31, 2005, cash and equivalents totaled $10.1 million, compared with $177,000 at the close of 2004.

•	In 2005 the Company changed its emphasis away from one-time, generally non-recurring research and grant revenue to obtaining license and sterilization service customers and revenue. As a result licensing revenue increased 78% to $215,000 over licensing revenue of $121,000 in 2004. This increase was offset by a decline in revenue from contract research and milestones from $615,000 to $231,000, and a decline in revenue from research grants from $270,000 to $95,000. Total revenue for 2005 declined to $541,000 from total revenue of $1.0 million in 2004.

•	Operating expenses were reduced 22% to $11.6 million in 2005, compared with $14.9 million in 2004, primarily as a result of a reduction in research and development costs to $2.1 million from $5.2 million as the company shifted focus to commercialization of the CLEARANT PROCESS.

•	The 2005 net loss was reduced by $2.8 million, or $1.76 per share, compared to 2004. In 2005 net loss narrowed to $13.7 million from $16.5 million in 2004. In 2005 net loss per share narrowed to $0.47 from $2.23 in 2004.
Future Outlook
•	In early 2006, Clearant demonstrated proof of concept to enter into a new large market opportunity upon the successful testing of a development stage medical device in its final packaging. Based upon the positive results of this initial testing, Clearant plans to pursue additional relationships with other medical device companies and in particular medical devices incorporating a biologic. The CLEARANT PROCESS is designed to be a robust step in the final packaging allowing a claim of sterility while preserving the integrity of the underlying product.

•	In February 2006, Clearant ordered approximately $240,000 of hard tissues treated with the CLEARANT PROCESS for use in spinal surgery. During the second and third quarters of 2006, Clearant will act as a processor’s representative by providing tissue to the marketplace to accelerate demand for tissue treated with the CLEARANT PROCESS. Based upon the reaction from surgeons, the company anticipates expanding this program.

•	Clearant is moving forward with a strategic program to address the therapeutic biologics market, including research collaborations at two leading university laboratories to support commercialization of the technology for this application by demonstrating commercially relevant shelf stability of the sterilized therapeutic biologic. These biologics present a significant opportunity where Clearant may have the ability to address a multi-billion dollar market.

•	Clearant will be making available ready to use pre-mixed, branded radioprotectant solution to its tissue bank customers to be used in both the direct licensing of the CLEARANT PROCESS as well as with the Clearant Sterilization Service. Clearant believes that the availability of this ready to use pre mixed solution will facilitate adoption of the CLEARANT PROCESS for tissue implants thereby allowing tissue processors to provide sterile products to the market more conveniently.
About Clearant, Inc.
Clearant, Inc. is a leader in pathogen inactivation for biological products. Clearant has developed the patent-protected CLEARANT PROCESS, which substantially reduces all types of pathogens in biological products while maintaining a high degree of the underlying protein. Whereas various competing sterilization methods only kill specific types of pathogens (such as bacteria or lipid-enveloped viruses) for specific products, the CLEARANT PROCESS reduces all types of pathogens for products across many market segments including tissue implants, plasma proteins, recombinant products, medical devices and blood products. Also, the CLEARANT PROCESS can be applied at various stages of product processing and/or manufacturing, including in the final packaging. For more information, please visit www.clearant.com.
Forward-Looking Statements
Except for statements of historical fact, the matters discussed in this press release are forward looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond the company’s control, which may cause actual results to differ materially from stated expectations. These risk factors include, among others, limited operating history, difficulty in developing, exploiting and protecting proprietary technologies, intense competition and substantial regulation in the biotechnology industry, and additional risks discussed in the company’s filings with the SEC, available on the SEC web site http://www.sec.gov.
[Financial tables follow]

CLEARANT, INC.
STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Fiscal Year Ended December 31,
	2005	2004
Revenues:
Licensing	$215	$121
Contract research and milestones	231	615
Grants	95	270

Total revenues	541	1,006

Cost of sales	17	33

Gross margin	524	973

Operating expenses:
Sales, general and administrative	8,967	9,400
Research and development	2,050	5,190
Stock-based compensation	626	345

Total operating expenses	11,643	14,935

Loss from operations	(11,119)	(13,962)

Other income (expense):
Interest expense, net	(1,802)	(867)
Gain on extinguishment of debt and other	1,331	—

Loss before provision (benefit) for income taxes	(11,590)	(14,829)
Provision (benefit) for income taxes	—	—

Net loss	(11,590)	(14,829)

Add: Preferred stock dividend and financing costs	(2,161)	(1,628)

Net loss attributable to common stock	$(13,751)	$(16,457)

Net loss per share:
Basic and diluted	$(0.47)	$(2.23)

Number of shares used in per share calculation:
Basic and diluted	29,498	7,370

CLEARANT, INC.
BALANCE SHEETS
(in thousands, except par amount)

	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$10,141	$177
Accounts receivable, net	208	127
Prepaids and other assets	381	502

Total current assets	10,730	806

Property and equipment, net	415	595
Identifiable intangibles, net	1,403	1,453
Deposits and other assets	244	224

Total assets	$12,792	$3,078

Liabilities, Redeemable Preferred Stock and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable	$1,292	$1,847
Accrued liabilities	1,664	3,061
Deferred revenue	48	178
Bridge loans, net	106	4,997

Total current liabilities	3,110	10,083

Deferred revenue – noncurrent	60	91
Other liabilities	10	70

Total liabilities	3,180	10,244

Commitments and Contingencies

Series A Redeemable Preferred stock:
Series A redeemable convertible preferred stock (50,000 shares authorized; -0- and 6,454 shares issued and outstanding at December 31, 2005 and 2004, respectively)	—	17,829

Stockholders’ equity (deficit):

Series B preferred stock (-0- shares authorized; -0- and 6,630 shares issued and outstanding at December 31, 2005 and 2004, respectively)	—	16,386
Series C junior preferred stock (-0- shares authorized; -0- and 37 shares issued and outstanding at December 31, 2005 and 2004, respectively)	—	86
Common stock ($0.0001 par value; 200,000 shares authorized; 39,759 and 7,372 issued and outstanding at December 31, 2005 and 2004, respectively)	4	1
Additional paid-in capital	82,179	17,398
Accumulated deficit	(72,571)	(58,820)
Other comprehensive loss	—	(46)

Total stockholders’ equity (deficit)	9,612	(24,995)

Total liabilities, redeemable preferred stock and stockholders’ equity	$12,792	$3,078

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